Exhibit 4


                      FOURTH AMENDMENT TO CREDIT AGREEMENT
                               AND LIMITED WAIVER



FIRSTAR BANK, N. A., as Agent
(formerly known as Firstar Bank Milwaukee, N. A.)
Milwaukee, Wisconsin
and The Financial Institutions Identified Herein

Ladies and Gentlemen:

     The undersigned, NORTHLAND CRANBERRIES, INC., a Wisconsin corporation (the "Company") hereby requests that the undersigned financial institutions (together with their respective successors and assigns, collectively, the "Banks") agree to further amend the Credit Agreement dated as of March 15, 1999, as amended as of May 1, 1999, December 29, 1999 and April 13, 2000 (the "Credit Agreement"), among the Company, certain of the Banks and Firstar Bank, N. A., as agent, and to waive certain defaults, all on the terms and conditions set forth below. Capitalized terms used herein and not defined shall have the meanings assigned thereto in the Credit Agreement.

     1. Amendment to Section 1.1. The second sentence of Section 1.1 of the Credit Agreement shall be amended to read as follows:

     The revolving credit facility may be utilized by the Company in the form of revolving credit loans (individually a "Revolving Credit Loan" and collectively the "Revolving Credit Loans") from the Banks according to their respective Percentages, (ii) swing line loans (individually a "Swing Line Loan" and collectively, the "Swing Line Loans") from the Swing Line Lender pursuant to Section 1.2 hereof, but only to the extent such Swing Line Loans have been made prior to July 14, 2000, and (iii) L/Cs issued by the Issuer prior to July 14, 2000, upon request of the Company and in which each Bank shall have purchased a participation, provided that the aggregate amount of the Revolving Credit Loans, Swing Line Loans, Reimbursement Obligations and the maximum amount available to be drawn under all L/Cs outstanding at any one time shall not exceed One Hundred Fifty Five Million Dollars ($155,000,000), which amount shall be reduced by Five Million Dollars ($5,000,000) on the last day of each of the first and third fiscal quarters of the Company commencing with the fiscal quarters ending November 30, 2000 and May 31, 2001 and continuing thereafter until the Revolving Credit Termination Date (as so reduced at any time, the "Revolving Credit Commitment").

     2. Amendment to Section 1.2. Section 1.2 of the Credit Agreement shall be amended to add the following sentences at the end of such Section:

          Notwithstanding anything to the contrary contained herein, no Swing Line Loans shall be made on or after July 14, 2000, and each of the Banks shall make a


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          Revolving  Credit  Loan in an amount  equal to its  Percentage  of the outstanding Swing Line Loans, if any, as of such date, together with all accrued and unpaid interest thereon, the proceeds of which Revolving Credit Loans will be paid to the Agent for the account of the Swing Line Lender to pay such outstanding Swing Line Loans. Effective on the days such Revolving Credit Loans are made, the portion of the Swing Line Loans so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note.

     3. Amendment to Section 1.5. Section 1.5 of the Credit Agreement shall be amended to add the following sentence at the end of such Section:

          Notwithstanding anything to the contrary contained herein, no further L/Cs shall be issued hereunder on or after July 14, 2000.

     4. Amendment to Section 2.1. Section 2.1 of the Credit Agreement shall be amended to add the following sentence at the end of such Section:

          Notwithstanding anything to the contrary contained herein, on and after July 14, 2000, (i) the Company may no longer select a LIBOR Portion for any new Revolving Credit Loans or convert any outstanding Domestic Rate Portions into LIBOR Portions and (ii) all outstanding LIBOR Portions shall automatically be converted to Domestic Rate Portions at the end of their respective Interest Rate Periods.

     5. Amendment to Section 2.2. Section 2.2 of the Credit Agreement shall be amended by amending the first sentence to read as follows:

          The Domestic Rate Portion shall bear interest (which the Company promises to pay at the times herein provided), at the rate per annum equal to the Domestic Rate as in effect from time to time plus one and one quarter percent (1.25%), provided that if the Domestic Rate Portion is not paid when due, after giving effect to any grace periods (whether by lapse of time, acceleration or otherwise), such Portion shall bear interest (which the Company promises to pay at the times hereinafter provided), whether before or after judgment, for the period from the date such Portion became due and until payment in full thereof, at the rate per annum determined by adding two percent (2%) to the interest rate which would otherwise be applicable thereto from time to time.

     6. Amendment to Section 2.6. Section 2.6 of the Credit Agreement shall be amended to read as follows:

          Section 2.6. INTENTIONALLY LEFT BLANK.

     7. Amendment to Section 7.4. Section 7.4 of the Credit Agreement shall be amended by deleting the word "and" at the end of subsection (f) and deleting the period at the end of subsection (g) and inserting in lieu thereof ";" and adding the following:


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

               (h) as soon as available, and in any event within five (5) days of the end of each month, commencing with the month ending July 31, 2000, a copy of the Company's accounts receivable aging and accounts payable aging reports for the month then ended, in form reasonably satisfactory to the Agent; and

               (i) commencing on July 21, 2000, and each Friday thereafter, a report of the collected balances in the Company's accounts at Wood County Bank (or any other bank or financial institution with which it maintains deposit accounts), in form reasonably satisfactory to the Agent.

     8. Amendment to Section 7.8. Section 7.8 of the Credit Agreement shall be amended to read as follows:

          Section 7.8. Minimum Tangible Net Worth. The Company will continuously maintain Tangible Net Worth (i) as of June 30, 2000 and through July 30, 2000, of not less than One Dollar ($1.00) plus the Company's Tangible Net Worth as of May 31, 2000, (ii) as of July 31, 2000 and through August 30, 2000, of not less than One Dollar ($1.00) plus the Company's Tangible Net Worth as of June 30, 2000, and (iii) as of August 31, 2000 and thereafter of not less than One Hundred Twenty Five Million Dollars ($125,000,000). Compliance with the provisions of this Section will be determined without regard to any write ups in the value of the Company's assets or write downs of its liabilities or any other adjustments made which are not in conformity with generally accepted accounting principals, applied on a basis consistent with previous fiscal periods of the Company, unless otherwise agreed to in writing by the Required Banks.

     9. Defaults and Limited Waiver. The Company hereby acknowledges and agrees that prior to giving any effect to the amendments to the Credit Agreement contained herein, certain Events of Default have occurred under the Credit Agreement on account of the Borrower's failure to comply with the provisions of Sections 7.8, 7.9 and 7.10 for the fiscal periods ending March 31, April 30 and May 31, 2000. Upon the effectiveness of this Amendment in accordance with Paragraph 13, below, the Banks agree to waive the Events of Default described above as of May 31, 2000. This waiver shall not apply to any other Events of Default under the Credit Agreement whether now existing or occurring after the date hereof.

     10. Consent to Sale of Certain Real Estate. The Company has previously requested that the Banks provide their consent to the sale of certain parcels of real estate, more particularly described on Exhibit A hereto (the "Subject Real Estate") and in connection with such consent that the Agent provide to the Company, any necessary mortgage satisfactions and UCC releases for the same. Subject to the terms and conditions of this Amendment and notwithstanding the provisions of Section 7.14 of the Credit Agreement, the undersigned Banks hereby consent to the sale by the Company of the Subject Real Estate.

     11. Additional Conditions. The agreements of the Banks contained herein have been made with the understanding that the Company will hereafter take certain actions requested by the Banks. Accordingly, the Company agrees to comply with the following additional conditions


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

and any failure on the part of the Company to do so shall be deemed an Event of Default hereunder and the Banks shall have all of their rights and remedies in connection with any such Event of Default:

          (a) In addition to the requirement to provide audited financial statements for the fiscal year ending August 31, 2000 (as provided in Section 7.4 of the Credit Agreement), in the event such audited financial statements are not available by October 15, 2000, the Company shall provide to the Banks by no later than October 15, 2000, either its accountants' draft of the year end financial statements, if available, or internally prepared financial statements for such fiscal year, together with a comfort letter from the Company's auditors to the effect that such internally prepared statements have been prepared in accordance with generally accepted accounting principles, applied on a basis consistent with previous statements provided to the Banks, and that there have been no unusual accounting write ups or write downs. The Company acknowledges that compliance with the financial covenants set forth in the Credit Agreement, as amended hereby, shall be determined by the Agent based on those statements which have been provided in compliance with this Section 11(a).

          (b) A collateral field audit of the Company shall be commenced by no later than September 8, 2000, and the Company shall cooperate with the parties conducting such audit. The Company acknowledges that it shall be responsible for payment of the cost of such audit.

          (c) The Company shall immediately proceed to retain a turnaround consultant acceptable to the Banks, provided that the Banks' consent to the consultant selected by the Company shall not be unreasonably withheld. Such consultant must be at the Company's headquarters and working with the Company within fifteen (15) days of the date hereof.

          (d) The Company shall arrange for a meeting, either in person or by teleconference, among the Agent, the Banks and the investment bankers retained by the Company, which meeting shall occur within fifteen (15) days of the date hereof and shall cause the investment bankers to provide the Banks with scheduled bi-weekly updates as to the status of their efforts.

          (e) The Company shall immediately endorse to the Agent any tax refunds received by the Company for pro-rata application to the Company's obligations to the Banks, unless the Banks otherwise permit use of such funds by the Company.

          (f) The Company shall pay to Chicago Title Insurance Company by no later than August 11, 2000, Seventy Five Thousand Eight Hundred Seventy Six and 80/100 Dollars ($75,876.80) due to Chicago Title for recording fees and the title insurance purchased for the Banks in connection with the March, 1999, closing of the credit facility.

          (g) The Company shall provide to the Agent within thirty (30) days of the date hereof a list of all owned and leased properties of the Company, including a brief


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

     description of the use of the property as well as a full legal description for each of the same. Further, the Company shall provide to the Agent within fifteen (15) days of the date hereof complete copies of all credit and collateral documentation between the Company and Equitable Life Assurance Society of the United States (the "Equitable Documents"). The Company acknowledges that if the Equitable Documents do not prohibit the granting of a junior lien on the property covered thereby, the Company shall execute and deliver to the Agent, for the benefit of the Banks, such mortgages on such properties as may be requested by the Agent.

     12. Amendment and Waiver Fee. In the event any Event of Default has occurred and is continuing as of August 31, 2000, and the Banks agree to waive such Event or Events of Default, then in consideration of the Banks providing such waivers, the Company shall pay to the Agent for the pro rata account of the Banks a fully earned, non-refundable fee in the amount of One Hundred Thousand Dollars ($100,000), which fee shall be immediately due and payable as of such date, but no other fee or increase in interest rates shall be implemented if such waivers are given. The provisions in this Amendment for payment of such fee shall not constitute or imply an agreement by the Banks to any such waiver.

     13. Effectiveness. This Amendment shall become effective as of July 17, 2000, upon the Agent's receipt of a copy of this Amendment duly executed by the Company and the Required Banks, together with the following:

          (a) Mortgage executed by the Company with respect to the Company's headquarters at 800 First Avenue South, Wisconsin Rapids, Wisconsin (the "Headquarters Mortgage");

          (b) a  certificate  of the  Secretary  of the  Company  as to (i)  the
     continued effectiveness, without amendment, of the Articles of Incorporation and Bylaws of the Company delivered to the Agent on March 14, 1999, (ii) the signatures of officers of the Company authorized to execute this Amendment and the Headquarters Mortgage, and (iii) the attached resolutions authorizing the transactions contemplated by this Amendment; and

          (c) A copy of Ocean Spray's annual report or financial statements.

Notwithstanding delivery of the Headquarters Mortgage hereunder, the Banks agree that such mortgage shall not be recorded until after July 24, 2000, or such earlier date as the Banks meet with the Company to discuss the Company's performance and other matters addressed herein.

     14. Representations and Warranties of the Company. In order to induce the Banks to enter into this Amendment and in recognition of the fact that the Banks are acting in reliance thereupon, the Company represents and warrants to the Banks as follows:

     (a) The Company has the corporate power and authority to enter into, deliver and issue this Amendment and the Headquarters Mortgage and to continue to borrow under the Credit Agreement, as amended hereby. Each of the Credit Agreement, as


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

amended hereby, this Amendment and the Headquarters Mortgage when duly executed on behalf of the Company, constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

          (b) The execution and delivery of this Amendment and the Headquarters Mortgage and the prospective borrowing and performance by the Company of its obligations under the Credit Agreement, as amended hereby, have been authorized by all necessary action on the part of the Company; and

          (c) The representations and warranties of the Company contained in the Credit Agreement, as amended hereby, are true and correct in all material respects as of the date of this Amendment as though made on and as of the date of this Amendment; and

          (d) Except as provided in Paragraph 9, above, as of the date of this Amendment no Event of Default, or default which with the passage of time would constitute an Event of Default under the Credit Agreement, has occurred and is continuing; and

          (e) The Company is liable, without offset, counterclaim or other defense, for all obligations of the Company to the Banks; and

          (f) No information, financial statement, exhibit or report furnished by the Company to the Agent in connection with the negotiation of, or pursuant to, this Amendment, contains any material misstatement of fact, or omits to state a material fact, or omits any fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading as of the date when made.

     15. Counterparts. This Amendment may be executed in any number of counterparts, and by different parties hereto on separate counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

     16. Miscellaneous.

          (a) Each reference in the Credit Agreement to "this Agreement" shall be deemed a reference to the Credit Agreement as amended by this Amendment.

          (b) In accordance with Section 10.4 of the Credit Agreement, the Company shall pay or reimburse the Agent for all of its expenses, including reasonable attorneys' fees and expenses, incurred in connection with this Amendment, for the preparation, examination and approval of documents in connection herewith, the preparation hereof and expenses incurred in connection herewith.

          (c) This Amendment is being delivered and is intended to be performed in the State of Wisconsin and shall be construed and enforced in accordance with the laws of that state without regard for the principals of conflicts of laws.


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

          (d) Except as expressly modified or amended herein, the Credit Agreement shall continue in effect and shall continue to bind the parties hereto. This Amendment is limited to the terms and conditions hereof and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement.

     If this Fourth Amendment to Credit Agreement and Limited Waiver is satisfactory to you, please sign the form of acceptance below. Dated and effective as of the 17th day of July, 2000.

                                          Very truly yours,

                                          NORTHLAND CRANBERRIES, INC.



                                          By:/s/ John Swendrowski
                                             ----------------------------------
                                          Its: Chairman and Chief Executive
                                                  Officer


     Accepted and agreed to as of the day and year last above written.

                                          FIRSTAR BANK, N. A.



                                          By:/s/ Ronald Shapiro
                                             ----------------------------------
                                          Its: Vice President

                                          Address:

                                          777 East Wisconsin Avenue
                                          Milwaukee, Wisconsin  53202
                                          Attention: Ronald Shapiro, Vice
                                                        President


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

                                          WELLS FARGO BANK MINNESOTA, N.A.
                                          (formerly known as Norwest
                                          Bank Minnesota, N. A.)



                                          By:
                                             -----------------------------------
                                          Its:
                                              ----------------------------------

                                          Address:

                                          Sixth Street and Marquette Avenue
                                          MAC N9305-114
                                          Minneapolis, Minnesota 55479
                                          Attention: Gary Lechko, Vice President



                                          U.S. BANK NATIONAL ASSOCIATION



                                          By:  /s/  Michael M. Fordney
                                             -----------------------------------
                                                Michael M. Fordney
                                          Its:  Senior Vice President

                                          Address:

                                          201 West Wisconsin Avenue
                                          Milwaukee, Wisconsin  53259-0911
                                          Attention: Michael Fordney, Senior
                                                       Vice President



                                          BANK OF AMERICA, NATIONAL
                                           ASSOCIATION



                                          By:  /s/  Ariste Reno
                                             -----------------------------------
                                                Ariste Reno
                                          Its:  Senior Vice President

                                          Address:

                                          231 South LaSalle Street
                                          Chicago, Illinois  60697
                                          Attention: Edward L. Cooper III,
                                                       Senior Vice President

                                          ST. FRANCIS BANK, F.S.B.



                                          By: /s/ John C. Tans
                                             ----------------------------------
                                          Its: Vice President

                                          Address:
                                          13400 Bishops Lane, Suite 190
                                          Brookfield, Wisconsin  53005-6203
                                          Attention: John Tans, Vice President/
                                                       Commercial Banking


                                          M&I MARSHALL & ILSLEY BANK



                                          By: /s/ Robert Nielsen
                                             ----------------------------------
                                          Its: Vice President



                                          By: /s/ Ann M. Benschoter
                                             ----------------------------------
                                          Its: Vice President

                                          Address:

                                          770 North Water Street
                                          Milwaukee, Wisconsin  53202
                                          Attention: Robert Nielson, Vice
                                                       President



                                          FLEET CAPITAL CORPORATION



                                          By:
                                             -----------------------------------
                                          Its:
                                              ----------------------------------

                                          Address:

                                          20800 Swenson Drive, Suite 350
                                          Post Office Box 1641
                                          Waukesha, Wisconsin  53187
                                          Attention: Edward M. Bartkowski,
                                                        Vice President

                                          BANK ONE, NA



                                          By: /s/ Jack Bastian
                                             ----------------------------------
                                          Its: Vice President

                                          Address:

                                          111 East Wisconsin Avenue
                                          Milwaukee, Wisconsin  53202
                                          Attention: Jack Bastian, Vice
                                                       President



                                          LaSALLE BANK NATIONAL ASSOCIATION



                                          By: /s/ James A. Meyer
                                             ----------------------------------
                                          Its: First Vice President

                                          Address:

                                          411 East Wisconsin Avenue
                                          Milwaukee, Wisconsin  53202
                                          Attention: James A. Meyer, First
                                                       Vice President

                                    Exhibit A



Parcels of land for sale by Northland Cranberries, Inc. located in:

Village of Jackson, Washington County, Wisconsin:

     * Two parcels divided as Parcel A and Parcel A1, to be used for roadway expansion by the Village. The parcels extend along the East Side of Jackson Drive and abut the North Side of Hickory Lane in the Village of Jackson.

          Buyer:  Village of Jackson

     * 150-acre vacant parcel located several miles east of the Northland Cranberries, Inc. plant in Jackson, Wisconsin.

          Buyer:  Wisconsin Department of Natural Resources


Town of Manitowish Waters, Vilas County, Wisconsin:

     * 11-acre abandoned parcel of non-contiguous land, which includes an old sandpit and storage shed.

          Buyer:  Care Takers, LLC, a Wisconsin corporation

Two of Pembroke, Plymouth County, Massachusetts:

     *    Parcel is a non-producing parcel known as Bog 11.